Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Press Contacts:

Brian K. Finneran

President

Lance P. Burke

Chief Financial Officer

(516) 548-8500

Hanover Bancorp, Inc. Launches Initial Public Offering

of Common Stock

Mineola, N.Y. — May 5, 2022 — Hanover Bancorp, Inc. (the “Company”), parent company of Hanover Community Bank, today announced the launch of its initial public offering of common stock. The Company is offering 1,363,636 shares. The underwriters will have a 30-day option to purchase up to an additional 204,545 shares of common stock from the Company. The initial public offering price is currently expected to be between $21.00 and $23.00 per share. The common stock is expected to trade on the Nasdaq Global Select Market under the symbol “HNVR.”

The Company intends to use the net proceeds from the offering to enhance regulatory capital to support organic and future potential strategic growth. The Company has no current plans, arrangements or understandings relating to any specific acquisition or similar transaction.

Stephens Inc. and Piper Sandler are serving as joint book-running managers.

The offering will be made only by means of a prospectus. Copies of the preliminary prospectus relating to the offering may be obtained from Stephens Inc., 111 Center Street, Little Rock, AR 72201, or by phone at 1-800-643-9691 or Piper Sandler, 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-800-747-3924, or by email at prospectus@psc.com.

A Registration Statement on Form S-1 (File No: 333-262920) relating to the common stock has been filed with the U.S. Securities and Exchange Commission (the "SEC") but has not yet become effective. The common stock may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of the common stock, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The common stock to be offered in the initial public offering will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

About Hanover Community Bank and Hanover Bancorp, Inc.

Hanover Bancorp, Inc., is a locally owned and operated privately held stock bank holding company for Hanover Community Bank, a community commercial bank focusing on highly personalized and efficient services and products responsive to local needs. Management and the Board of Directors are comprised of a select group of successful local businessmen and women who are committed to the success of the Bank by knowing and understanding the metro-New York area’s financial needs and opportunities. Backed by state-of-the-art technology, Hanover offers a full range of financial services. Hanover employs a complete suite of consumer and commercial banking products and services, including multi-family and commercial mortgages, residential loans, business loans and lines of credit. Hanover also offers its customers access to 24-hour ATM service with no fees attached, free checking with interest, telephone banking, advanced technologies in mobile and internet banking for our consumer and business customers, safe deposit boxes and much more. The Company’s corporate administrative office is located in Mineola, New York where it also operates a full service branch office along with additional branch locations in Garden City Park, Forest Hills, Flushing, Sunset Park, Rockefeller Center and Chinatown, New York.

Hanover Community Bank is a member of the Federal Deposit Insurance Corporation and is an Equal Housing/Equal Opportunity Lender.

Forward-Looking Statements

This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and may be identified by the use of such words as "may," "believe," "expect," "anticipate," "should," "plan," "estimate," "predict," "continue," and "potential" or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Hanover Bancorp, Inc. Any or all of the forward-looking statements in this release and in any other public statements made by Hanover Bancorp, Inc. may turn out to be incorrect. They can be affected by inaccurate assumptions Hanover Bancorp, Inc. might make or by known or unknown risks and uncertainties, including the risks detailed in the "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" and other sections of the Registration Statement filed with the SEC. Further, the adverse effect of the COVID-19 pandemic on the Company, its customers, and the communities where it operates may adversely affect the Company’s business, results of operations and financial condition for an indefinite period of time. Consequently, no forward-looking statement can be guaranteed. Hanover Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release or to conform these statements to actual events.